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EXHIBIT 10.5  2000 AMENDMENT TO EMPLOYMENT AGREEMENT OF ROBERT A. SPIGNO

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made and entered into effective the 27th day of March 2000, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Robert A. Spigno ("Employee").

The following amendments to the language of the terms noted are hereby amended as follows:

The amendments are effective March 27, 2000:

I.Employment and term. Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for a term of Five (5) years ending April 1, 2005.

II.Compensation. Employee shall have an option to purchase up to 2,000,000 shares of Conectisys Corporation restricted stock under rule 144, at a cost of $.3864 per share. This option shall remain open/exercisable until December 2, 2000. Said Option is renewable by Mr. Spigno for an additional three (3) years. This is the total extent and number of options granted under this Employment Agreement and this amendment shall supercede all previous amendments as it pertains to stock options.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


Employee:/s/ Robert A. Spigno
         Robert A. Spigno


Employer: /s/ Lawrence Muirhead
         Lawrence Muirhead
         Conectisys Corp.
         Chief Technical Officer


Employer: /s/ Patricia A. Spigno
         Patricia A. Spigno
         Conectisys Corp.
         Secretary-Treasurer